INVESTOR CONTACT: Jess Blomberg ir@hormel.com	MEDIA CONTACT: Media Relations media@hormel.com
HORMEL FOODS REPORTS FOURTH QUARTER AND FULL-YEAR FISCAL 2025 RESULTS

Top-Line Strength Continues; Company Sees Clear Path for Profitable Growth in Fiscal 2026

AUSTIN, Minn. (Dec. 4, 2025) – Hormel Foods Corporation (NYSE: HRL), a Fortune 500 global branded food company, today reported fourth quarter and full-year fiscal 2025 results. All comparisons are to the same period of fiscal 2024 unless otherwise noted.

EXECUTIVE SUMMARY – FISCAL 2025

•Net sales of $12.1 billion; organic net sales1 up 2%
•Operating income of $719 million; adjusted operating income1 of $1,019 million
•Operating margin of 5.9%; adjusted operating margin1 of 8.4%
•Earnings before income taxes of $663 million; adjusted earnings before income taxes1 of $976 million
•Effective tax rate of 28.0%
•Diluted earnings per share of $0.87; adjusted diluted earnings per share1 of $1.37
•Cash flow from operations of $845 million

EXECUTIVE SUMMARY – FOURTH QUARTER

•Net sales of $3.2 billion; organic net sales1 up 2%
•Operating income of $2 million; adjusted operating income1 of $245 million
•Operating margin of 0.1%; adjusted operating margin1 of 7.7%
•Non-cash impairment charges of $234 million, primarily related to a minority investment in the International segment and certain intangible assets in the Retail segment
•Loss before income taxes of $22 million; adjusted earnings before income taxes1 of $234 million
•Diluted loss per share of $0.10; adjusted diluted earnings per share1 of $0.32
•Cash flow from operations of $323 million

EXECUTIVE COMMENTARY – FISCAL 2025 RESULTS AND FISCAL 2026 OUTLOOK

“We finished fiscal 2025 with another quarter of solid top-line growth, driven by the continued relevance of our brands and the strength of our value-added portfolio,” said Jeff Ettinger, interim chief executive officer. “Despite this momentum, profitability remained challenged due to persistent input cost inflation and discrete items. We have taken decisive actions to improve profitability, including targeted pricing initiatives, reductions in administrative expenses, and continued investment in our Transform and Modernize (T&M) initiative. These efforts are laying a solid foundation for improved earnings performance in fiscal 2026.”

“Hormel Foods is entering fiscal 2026 with a clear strategic compass and a commitment to reshape our earnings trajectory,” said John Ghingo, president. “Our focus is on meeting the evolving needs of consumers through convenient, protein-centric offerings, brand leadership, and operational excellence. Through these efforts, we are committed to driving margin expansion and delivering sustainable, profitable growth. Our next chapter is about elevation — and we’re ready to write it.”

In fiscal 2026, the Company expects:
•Net sales in the range of $12.2 billion to $12.5 billion; organic net sales1 growth of 1% to 4%
•Operating income in the range of $0.96 billion to $1.03 billion
•Adjusted operating income1 in the range of $1.06 billion to $1.12 billion, growth of 4% to 10%
•Diluted earnings per share in the range of $1.29 to $1.39
•Adjusted diluted earnings per share1 in the range of $1.43 to $1.51, growth of 4% to 10%

Fiscal 2026 Outlook
Net Sales	$12.2 - $12.5 billion
Adj. Operating Income[1]	$1.06 - $1.12 billion
Adj. Diluted EPS[1]	$1.43 - $1.51

The Company's fiscal 2026 outlook assumes:
•Net sales growth across each reporting segment, despite a pressured consumer environment
•A modest improvement in most commodity markets during the second half of the year, compared to fiscal 2025, though still above historical levels
•Strong brand investments, with advertising support above recent levels
•Benefits from growth and efficiency programs, including the T&M initiative and a recently announced program to reduce administrative expenses
•Continued earnings pressure in the first quarter and earnings growth expected for the remainder of the year
•An effective tax rate in the range of 21.5% to 22.5%
•Capital expenditures in the range of $260 million to $290 million
•Depreciation and amortization expense of approximately $280 million

DIVIDEND GROWTH

“Demonstrating our long-standing commitment to shareholder returns, we recently announced a 1% increase in our quarterly dividend, raising the annualized rate to $1.17 per share,” said Ettinger. "This marks an impressive milestone — 60 years of uninterrupted dividend increases at Hormel Foods — a legacy we’re extremely proud of.”

ADDITIONAL FINANCIAL DETAILS – FISCAL 2025

Income Statement
•Operating margin and adjusted operating margin1 were 5.9% and 8.4%, respectively, compared to 9.0% and 9.6%, respectively, in the prior year.
•Selling, general and administrative expenses as a percent of net sales and adjusted selling, general and administrative expenses as a percent of net sales1 were 8.2% and 7.8%, respectively, compared to 8.4% and 7.8%, respectively, in the prior year.
•Advertising investments were $148 million, compared to $163 million in the prior year.
•The effective tax rate was 28.0%, compared to 22.3% in the prior year.

Cash Flow Statement
•Cash flow from operations was $845 million.
•Dividends paid to shareholders were a record $633 million.
•Capital expenditures were $311 million, compared to $256 million last year. During the year, the Company invested in capacity expansions for Hormel® Fire Braised™ and Applegate® products, data and technology, people and animal safety, and the Jiaxing, China, facility.
•Depreciation and amortization expense was $264 million.

Balance Sheet
•The Company remained in a strong financial position at fiscal year-end, with ample liquidity and a conservative level of debt.
•Cash on hand was $671 million at fiscal year-end, a decrease of $71 million from the beginning of the fiscal year.
•Inventories at fiscal year-end were $1.7 billion, an increase of $171 million from the beginning of the fiscal year.
•Total long-term debt, including current maturities, was $2.9 billion at fiscal year-end.

SEGMENT HIGHLIGHTS – FOURTH QUARTER

Retail
•Volume flat
•Net sales up 1%
•Segment profit down 70%; adjusted segment profit1 down 23%

Volume results and net sales growth in the Retail segment in the fourth quarter of fiscal 2025 were driven by the turkey portfolio, Planters® snack nuts and Applegate® products. These gains were partially offset by the strategic decision to discontinue certain offerings of private label snack nuts. Retail segment profit declined in the fourth quarter of fiscal 2025, primarily due to non-cash impairment charges. Adjusted segment profit1 declined, as net sales growth was more than offset by input cost pressures, mainly due to elevated commodity markets.

Foodservice
•Volume down 5%, organic volume1 flat
•Net sales up 4%, organic net sales1 up 6%
•Segment profit down 13%

Organic net sales1 growth continued to be broad-based in the Foodservice segment in the fourth quarter of fiscal 2025, with significant contributions from the customized solutions business, branded bacon offerings, branded pepperoni, premium prepared proteins and the Jennie-O® turkey portfolio, while organic volume1 was flat. Segment profit declined for the fourth quarter of fiscal 2025, as strong net sales growth was more than offset by impacts from a chicken-product recall and the rise in input costs, mainly due to elevated commodity markets. The Foodservice segment continued to benefit from an extensive range of solutions-based products, its direct-selling organization and a diverse channel presence during the fourth quarter.

International
•Volume down 8%
•Net sales down 6%
•Segment profit down 612%; adjusted segment profit1 down 7%

For the International segment, volume and net sales growth for SPAM® luncheon meat and the refrigerated portfolio was more than offset by declines in fresh pork exports and competitive pressures in Brazil in the fourth quarter of fiscal 2025. The China market continued to contribute volume and net sales growth in the fourth quarter. Segment profit for the fourth quarter was significantly impacted by the non-cash impairment of a minority investment in Indonesia. Adjusted segment profit1 declined in the fourth quarter of fiscal 2025, primarily due to commodity input cost pressures and softness in Brazil.

PRESENTATION
A conference call will be webcast at 8 a.m. CT on Dec. 4, 2025. Access is available at investor.hormelfoods.com. The call will also be available via telephone by dialing 800-549-8228 (toll-free) and providing the access code 86853. An audio replay is available at investor.hormelfoods.com. The webcast replay will be available at noon CT, Dec. 4, 2025, and will remain on the website for one year.

ABOUT HORMEL FOODS - Inspired People. Inspired Food.™
Hormel Foods Corporation, based in Austin, Minnesota, is a global branded food company with over $12 billion in annual revenue. Its brands include Planters®, Skippy®, SPAM®, Hormel® Natural Choice®, Applegate®, Justin's®, Wholly®, Hormel® Black Label®, Columbus®, Jennie-O® and more than 30 other beloved brands. The company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of the best companies to work for by U.S. News & World Report, one of America’s most responsible companies by Newsweek, recognized by TIME magazine as one of the World’s Best Companies and has received numerous other awards and accolades for its corporate responsibility and community service efforts. The company lives by its purpose statement — Inspired People. Inspired Food.™ — to bring some of the world’s most trusted and iconic brands to tables across the globe. For more information, visit hormelfoods.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, which are based on the Company's current assumptions and expectations. These statements are typically accompanied by the words "aim," "anticipate," "believe," "could," “estimate,” "expect," “intend,” "may," "might," “plan,” “project,” "seek," “target,” "will," "would," or similar words or expressions. The principal forward-looking statements in this news release include statements regarding the Company's fiscal 2026 outlook and future financial and operational performance.

All such forward-looking statements are intended to enjoy the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes there is a reasonable basis for the forward-looking statements, its actual results could be materially different. The most important factors which could cause the Company's actual results to differ from its forward-looking statements include, but are not limited to, risks related to the deterioration of economic conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the risk of disruption of operations; the risk that the Company may fail to realize anticipated cost savings or operating profit improvements associated with strategic initiatives, including the Transform and Modernize initiative and the Company's recent corporate restructuring plan; risk of the Company's inability to protect information technology (IT) systems against, or effectively respond to, cyber-attacks, security breaches or other IT interruptions; food safety risks; fluctuations in commodity prices and availability of raw materials and other inputs; fluctuations in market demand for the Company's products; risks related to the Company's ability to respond to changing consumer preferences; damage to the Company's reputation or brand image; risks of litigation; risks associated with trade policies, export and import controls, and tariffs; and the other risks and uncertainties described in Item 1A – Risk Factors of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be accessed at www.hormelfoods.com in the "Investors" section. Though the Company has attempted to list comprehensively these important cautionary risk factors, the Company cautions that other factors may in the future prove to be important in affecting the Company’s business or results of operations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement except as otherwise required by law.

Note: Due to rounding, numbers presented throughout this news release may not sum precisely to the totals provided, and percentages may not precisely reflect the absolute figures.

END NOTES
1    Non-GAAP measure. See Appendix: Non-GAAP Measures to this news release for more information.

HORMEL FOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Fourth Quarter Ended		Fiscal Year Ended
In thousands, except per share amounts	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Net Sales	$3,185,661	$3,138,091	$12,106,160	$11,920,797
Cost of Products Sold	2,740,820	2,616,861	10,214,344	9,898,659
Gross Profit	444,842	521,230	1,891,816	2,022,138
Selling, General, and Administrative	223,466	238,587	996,624	1,005,294
Equity in Earnings of Affiliates	(148,453)	11,838	(105,839)	51,088
Goodwill and Intangible Impairment	70,751	—	70,751	—
Operating Income	2,172	294,481	718,603	1,067,932
Interest Income	5,631	6,511	24,227	40,172
Interest Expense	19,599	19,430	78,038	80,894
Other Income (Expense), Net	(9,831)	(1,531)	(1,344)	8,224
Earnings (Loss) Before Income Taxes	(21,627)	280,030	663,449	1,035,434
Provision for Income Taxes	34,577	60,070	185,684	230,803
Effective Tax Rate	(159.9)%	21.5%	28.0%	22.3%
Net Earnings (Loss)	(56,204)	219,960	477,764	804,631
Less: Net Earnings (Loss) Attributable to Noncontrolling Interest	(67)	(236)	(433)	(407)
Net Earnings (Loss) Attributable to Hormel Foods Corporation	$(56,137)	$220,196	$478,197	$805,038

Net Earnings (Loss) Per Share:
Basic	$(0.10)	$0.40	$0.87	$1.47
Diluted	$(0.10)	$0.40	$0.87	$1.47

Weighted-average Shares Outstanding:
Basic	550,511	548,942	550,164	548,129
Diluted	550,511	549,456	550,496	548,832

Dividends Declared Per Share	$0.2900	$0.2825	$1.1600	$1.1300

HORMEL FOODS CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
Unaudited

In thousands	October 26, 2025	October 27, 2024
Assets
Cash and Cash Equivalents	$670,679	$741,881
Short-term Marketable Securities	32,909	24,742
Accounts Receivable	784,812	817,908
Inventories	1,747,279	1,576,300
Taxes Receivable	96,791	50,380
Prepaid Expenses and Other Current Assets	73,187	35,265
Total Current Assets	3,405,656	3,246,476

Goodwill	4,924,087	4,923,487
Intangible Assets	1,647,297	1,732,705
Pension Assets	211,826	205,964
Investments in Affiliates	533,984	719,481
Other Assets	431,500	411,889
Property, Plant, and Equipment, Net	2,238,770	2,194,728
Total Assets	$13,393,119	$13,434,729

Liabilities and Shareholders’ Investment
Accounts Payable	$731,578	$735,604
Accrued Expenses	55,772	66,380
Accrued Marketing Expenses	113,947	108,156
Employee-related Expenses	273,402	283,490
Interest and Dividends Payable	180,700	175,941
Taxes Payable	18,752	21,916
Current Maturities of Long-term Debt	6,646	7,813
Total Current Liabilities	1,380,796	1,399,299

Long-term Debt Less Current Maturities	2,850,778	2,850,944
Pension and Post-retirement Benefits	358,984	379,891
Deferred Income Taxes	661,349	589,366
Other Long-term Liabilities	225,397	211,219
Accumulated Other Comprehensive Loss	(243,646)	(263,331)
Other Shareholders’ Investment	8,159,461	8,267,342
Total Liabilities and Shareholders’ Investment	$13,393,119	$13,434,729

HORMEL FOODS CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
Unaudited

	Fourth Quarter Ended		Fiscal Year Ended
In thousands	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Operating Activities
Net Earnings (Loss)	$(56,204)	$219,960	$477,764	$804,631
Depreciation and Amortization	69,373	66,401	263,901	257,756
Equity in Earnings of Affiliates	148,453	(11,838)	105,839	(51,088)
Goodwill and Intangible Impairment	70,751	—	70,751	—
Decrease (Increase) in Working Capital	11,682	24,380	(243,329)	68,157
Other	78,852	109,717	170,326	187,282
Net Cash Provided by (Used in) Operating Activities	322,907	408,621	845,251	1,266,738

Investing Activities
Net Sale (Purchase) of Securities	(766)	17	(6,936)	(6,088)
Proceeds from Sale of Business	—	25,006	13,139	25,006
Purchases of Property, Plant, and Equipment	(91,457)	(83,784)	(310,902)	(256,441)
Proceeds from (Purchases of) Affiliates and Other Investments	(1,419)	(1,290)	(4,702)	(7,970)
Other	42	42	10,808	8,586
Net Cash Provided by (Used in) Investing Activities	(93,601)	(60,008)	(298,592)	(236,907)

Financing Activities
Proceeds from Long-term Debt	—	—	—	497,765
Repayments of Long-term Debt and Finance Leases	(1,580)	(2,220)	(7,830)	(959,017)
Dividends Paid on Common Stock	(159,500)	(154,982)	(633,192)	(614,960)
Other	2,968	6,929	27,025	46,116
Net Cash Provided by (Used in) Financing Activities	(158,112)	(150,273)	(613,996)	(1,030,096)
Effect of Exchange Rate Changes on Cash	295	6,066	(3,866)	5,614
Increase (Decrease) in Cash and Cash Equivalents	71,489	204,405	(71,203)	5,349
Cash and Cash Equivalents at Beginning of Period	599,189	537,476	741,881	736,532
Cash and Cash Equivalents at End of Year	$670,679	$741,881	$670,679	$741,881

HORMEL FOODS CORPORATION
SEGMENT DATA
Unaudited

	Fourth Quarter Ended			Fiscal Year Ended
In thousands	October 26, 2025	October 27, 2024	% Change	October 26, 2025	October 27, 2024	% Change
Volume (lbs.)
Retail	746,581	744,521	0.3	2,873,655	2,915,141	(1.4)
Foodservice	268,640	283,944	(5.4)	1,003,629	1,061,730	(5.5)
International	73,209	79,737	(8.2)	312,435	311,419	0.3
Total Volume (lbs.)	1,088,430	1,108,203	(1.8)	4,189,719	4,288,290	(2.3)

Net Sales
Retail	$1,922,817	$1,907,071	0.8	$7,455,218	$7,374,149	1.1
Foodservice	1,088,192	1,046,008	4.0	3,941,795	3,845,118	2.5
International	174,652	185,012	(5.6)	709,146	701,529	1.1
Total Net Sales	$3,185,661	$3,138,091	1.5	$12,106,160	$11,920,797	1.6

Segment Profit (Loss)
Retail	$46,398	$152,932	(69.7)	$425,245	$562,768	(24.4)
Foodservice	134,404	154,340	(12.9)	554,574	596,292	(7.0)
International	(138,611)	27,058	(612.3)	(80,418)	92,084	(187.3)
Total Segment Profit (Loss)	42,190	334,331	(87.4)	899,400	1,251,144	(28.1)
Net Unallocated Expense	63,750	54,064	17.9	235,519	215,304	9.4
Noncontrolling Interest	(67)	(236)	71.5	(433)	(407)	(6.5)
Earnings (Loss) Before Income Taxes	$(21,627)	$280,030	(107.7)	$663,449	$1,035,434	(35.9)

APPENDIX: NON-GAAP MEASURES

This news release includes measures of financial performance that are not defined by U.S. generally accepted accounting principles (GAAP). The Company utilizes these non-GAAP measures to understand and evaluate operating performance on a consistent basis. These measures may also be used when making decisions regarding resource allocation and in determining incentive compensation. The Company believes these non-GAAP measures provide useful information to investors because they aid analysis and understanding of the Company’s results and business trends relative to past performance and the Company’s competitors. Non-GAAP measures are not intended to be a substitute for GAAP measures in analyzing financial performance. These non-GAAP measures are not calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies.

Transform and Modernize (T&M) Initiative
In the fourth quarter of fiscal 2023, the Company announced a multi-year T&M initiative. In presenting non-GAAP measures, the Company adjusts for (i.e., excludes) expenses for this initiative that are non-recurring, which are primarily project-based external consulting fees and expenses related to supply chain and portfolio optimization (e.g., asset write-offs, severance, or relocation-related costs). The Company believes that non-recurring costs associated with the T&M initiative are not reflective of the Company’s ongoing operating cost structure; therefore, the Company is excluding these discrete costs. The Company does not adjust for (i.e., does not exclude) certain costs related to the T&M initiative that are expected to continue after the project ends, such as software license fees and internal employee expenses, because those costs are considered ongoing in nature as a component of normal operating costs. The Company also does not adjust for savings realized through the T&M initiative as these are considered ongoing in nature and reflective of expected future operating performance.

Gain (Loss) on Sale of Business
In the first quarter of fiscal 2025, the Company sold Mountain Prairie, LLC, a non-core sow operation, resulting in a loss on the sale. In the fourth quarter of fiscal 2024, the Company sold the Hormel Health Labs, LLC (Hormel Health Labs) business, resulting in a gain on the sale. The Company believes the one-time benefit or detriment from these sales, including transaction costs, are not reflective of the Company’s ongoing operating cost structure, are not indicative of the Company’s core operating performance, and are not meaningful when comparing the Company’s operating performance against that of prior periods. Thus, the Company has adjusted for (i.e. excluded) these impacts.

Legal Matters
From time to time, the Company receives proceeds or incurs expenses related to discrete legal matters that the Company believes are not indicative of the Company’s core operating performance, do not reflect expected future operating income or costs, and are not meaningful when comparing the Company’s operating performance against that of prior periods. The Company adjusts for (i.e., excludes) these impacts.

Litigation Settlements
In fiscal 2025 and 2024, the Company entered into settlement agreements with certain plaintiffs in pending antitrust litigation. In the fourth quarter of fiscal 2025, the Company received proceeds in settlement of a separate legal matter.

Corporate Restructuring Plan
In the fourth quarter of fiscal 2025, the Company commenced a corporate restructuring plan, the focus of which is to reduce administrative expenses, improve efficiencies, and align the workforce to the Company’s future needs, while enabling continued investment in the Company’s growth. The costs incurred to execute the corporate restructuring plan and the charges incurred under the program are primarily related to severance and employee benefit costs. Because the Company believes the charges incurred under the corporate restructuring plan do not reflect future operating costs and are not meaningful when comparing the Company's operating performance against that of prior periods, the Company adjusts for (i.e., excludes) these impacts.

Impairments
In the fourth quarter of fiscal 2025, the Company recorded non-cash impairment charges related to certain intangible assets and an equity method investment. The Company believes these charges are not indicative of the Company’s core operating performance, do not reflect expected future operating income or costs, and are not meaningful when comparing the Company’s operating performance against that of prior periods. The Company adjusts for (i.e., excludes) these impacts.

The tables below show the calculations to reconcile from the GAAP measures to the non-GAAP measures presented in this news release. The tax provision expense or benefit of each of the pre-tax items excluded from the Company's GAAP results was computed based on the facts and tax implications associated with each item.

	Fourth Quarter Ended		Fiscal Year Ended
In thousands, except per share amounts	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Cost of Products Sold (GAAP)	$2,740,820	$2,616,861	$10,214,344	$9,898,659
Transform and Modernize Initiative(1)	(5,406)	(910)	(9,380)	(5,557)
Adjusted Cost of Products Sold (Non-GAAP)	$2,735,413	$2,615,950	$10,204,964	$9,893,102

Gross Profit (GAAP)	$444,842	$521,230	$1,891,816	$2,022,138
Transform and Modernize Initiative(1)	5,406	910	9,380	5,557
Adjusted Gross Profit (Non-GAAP)	$450,248	$522,140	$1,901,196	$2,027,695

SG&A (GAAP)	$223,466	$238,587	$996,624	$1,005,294
Transform and Modernize Initiative(2)	(13,697)	(16,440)	(54,926)	(47,456)
Gain (Loss) on Sale of Business	—	3,922	(11,324)	3,922
Corporate Restructuring Plan	(594)	—	(594)	—
Litigation Settlements	11,000	—	10,760	(28,750)
Adjusted SG&A (Non-GAAP)	$220,175	$226,069	$940,540	$933,010

Equity in Earnings of Affiliates (GAAP)	$(148,453)	$11,838	$(105,839)	$51,088
Impairment Charges	163,711	—	163,711	—
Adjusted Equity in Earnings of Affiliates (Non-GAAP)	$15,259	$11,838	$57,873	$51,088

Goodwill and Intangible Impairment (GAAP)	$70,751	$—	$70,751	$—
Impairment Charges	(70,751)	—	(70,751)	—
Adjusted Goodwill and Intangible Impairment (Non-GAAP)	$—	$—	$—	$—

Operating Income (GAAP)	$2,172	$294,481	$718,603	$1,067,932
Impairment Charges	234,462	—	234,462	—
Transform and Modernize Initiative(1)(2)	19,104	17,350	64,305	53,013
(Gain) Loss on Sale of Business	—	(3,922)	11,324	(3,922)
Corporate Restructuring Plan	594	—	594	—
Litigation Settlements	(11,000)	—	(10,760)	28,750
Adjusted Operating Income (Non-GAAP)	$245,332	$307,909	$1,018,528	$1,145,773

Other Income (Expense), Net (GAAP)	$(9,831)	$(1,531)	$(1,344)	$8,224
Corporate Restructuring Plan	12,696	—	12,696	—
Adjusted Other Income (Expense), Net (Non-GAAP)	$2,865	$(1,531)	$11,352	$8,224

	Fourth Quarter Ended		Fiscal Year Ended
In thousands, except per share amounts	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Earnings (Loss) Before Income Taxes (GAAP)	$(21,627)	$280,030	$663,449	$1,035,434
Impairment Charges	234,462	—	234,462	—
Transform and Modernize Initiative(1)(2)	19,104	17,350	64,305	53,013
Corporate Restructuring Plan	13,290	—	13,290	—
(Gain) Loss on Sale of Business	—	(3,922)	11,324	(3,922)
Litigation Settlements	(11,000)	—	(10,760)	28,750
Adjusted Earnings (Loss) Before Income Taxes (Non-GAAP)	$234,229	$293,459	$976,071	$1,113,275

Provision for Income Taxes (GAAP)	$34,577	$60,070	$185,684	$230,803
Impairment Charges	17,332	—	17,332	—
Transform and Modernize Initiative(1)(2)	5,833	3,730	15,792	11,739
Corporate Restructuring Plan	3,256	—	3,256	—
(Gain) Loss on Sale of Business	—	(843)	2,469	(843)
Litigation Settlements	(2,688)	—	(2,636)	6,333
Adjusted Provision for Income Taxes (Non-GAAP)	$58,310	$62,957	$221,898	$248,031

Net Earnings (Loss) Attributable to Hormel Foods Corporation (GAAP)	$(56,137)	$220,196	$478,197	$805,038
Impairment Charges	217,130	—	217,130	—
Transform and Modernize Initiative(1)(2)	13,271	13,620	48,513	41,274
Corporate Restructuring Plan	10,035	—	10,035	—
(Gain) Loss on Sale of Business	—	(3,078)	8,855	(3,078)
Litigation Settlements	(8,312)	—	(8,124)	22,417
Adjusted Net Earnings (Loss) Attributable to Hormel Foods Corporation (Non-GAAP)	$175,987	$230,738	$754,606	$865,650

Diluted Earnings (Loss) Per Share (GAAP)	$(0.10)	$0.40	$0.87	$1.47
Impairment Charges	0.39	—	0.39	—
Transform and Modernize Initiative(1)(2)	0.02	0.02	0.09	0.08
Corporate Restructuring Plan	0.02	—	0.02	—
(Gain) Loss on Sale of Business	—	(0.01)	0.02	(0.01)
Litigation Settlements	(0.02)	—	(0.01)	0.04
Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP)	$0.32	$0.42	$1.37	$1.58

	Fourth Quarter Ended		Fiscal Year Ended
In thousands, except per share amounts	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
SG&A as a Percent of Net Sales (GAAP)	7.0%	7.6%	8.2%	8.4%
Transform and Modernize Initiative(2)	(0.4)	(0.5)	(0.5)	(0.4)
Corporate Restructuring Plan	—	—	—	—
Gain (Loss) on Sale of Business	—	0.1	(0.1)	—
Litigation Settlements	0.3	—	0.1	(0.2)
Adjusted SG&A as a Percent of Net Sales (Non-GAAP)	6.9%	7.2%	7.8%	7.8%

	Fourth Quarter Ended		Fiscal Year Ended
In thousands, except per share amounts	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Operating Margin (GAAP)	0.1%	9.4%	5.9%	9.0%
Impairment Charges	7.4	—	1.9	—
Transform and Modernize Initiative(1)(2)	0.6	0.6	0.5	0.4
Corporate Restructuring Plan	—	—	—	—
(Gain) Loss on Sale of Business	—	(0.1)	0.1	—
Litigation Settlements	(0.3)	—	(0.1)	0.2
Adjusted Operating Margin (Non-GAAP)	7.7%	9.8%	8.4%	9.6%
(1)    Comprised primarily of asset write-offs, equipment relocation expenses, and severance related to supply chain and portfolio optimization.
(2)    Comprised primarily of project-based external consulting fees.

Organic Volume and Organic Net Sales (Non-GAAP)
The non-GAAP measures of organic volume and organic net sales are presented to provide investors with additional information to facilitate the comparison of past and present operations. Organic volume and organic net sales exclude the impact of the sale of Hormel Health Labs in the Foodservice segment in the fourth quarter of fiscal 2024.

	Fourth Quarter Ended
	October 26, 2025	October 27, 2024
In thousands	GAAP	GAAP	Divestiture	Non-GAAP Organic	Non-GAAP % Change
Volume (lbs.)
Retail	746,581	744,521	—	744,521	0.3
Foodservice	268,640	283,944	(15,251)	268,693	—
International	73,209	79,737	—	79,737	(8.2)
Total Volume (lbs.)	1,088,430	1,108,203	(15,251)	1,092,952	(0.4)

Net Sales
Retail	$1,922,817	$1,907,071	$—	$1,907,071	0.8
Foodservice	1,088,192	1,046,008	(23,851)	1,022,157	6.5
International	174,652	185,012	—	185,012	(5.6)
Total Net Sales	$3,185,661	$3,138,091	$(23,851)	$3,114,240	2.3

	Fiscal Year Ended
	October 26, 2025	October 27, 2024
In thousands	GAAP	GAAP	Divestiture	Non-GAAP Organic	Non-GAAP % Change
Volume (lbs.)
Retail	2,873,655	2,915,141	—	2,915,141	(1.4)
Foodservice	1,003,629	1,061,730	(64,274)	997,456	0.6
International	312,435	311,419	—	311,419	0.3
Total Volume (lbs.)	4,189,719	4,288,290	(64,274)	4,224,016	(0.8)

	Fiscal Year Ended
	October 26, 2025	October 27, 2024
In thousands	GAAP	GAAP	Divestiture	Non-GAAP Organic	Non-GAAP % Change
Net Sales
Retail	$7,455,218	$7,374,149	$—	$7,374,149	1.1
Foodservice	3,941,795	3,845,118	(107,643)	3,737,476	5.5
International	709,146	701,529	—	701,529	1.1
Total Net Sales	$12,106,160	$11,920,797	$(107,643)	$11,813,154	2.5

Adjusted Segment Profit (Non-GAAP)

	Fourth Quarter Ended
	October 26, 2025			October 27, 2024
In thousands	GAAP	Non-GAAP Adjustments(1)	Non-GAAP	GAAP	Non-GAAP Adjustments(2)	Non-GAAP
Segment Profit (Loss)
Retail	$46,398	$70,751	$117,148	$152,932	$—	$152,932
Foodservice	134,404	—	134,404	154,340	—	154,340
International	(138,611)	163,711	25,100	27,058	—	27,058
Total Segment Profit (Loss)	42,190	234,462	276,652	334,331	—	334,331
Net Unallocated Expense	63,750	(21,394)	42,356	54,064	(13,428)	40,636
Noncontrolling Interest	(67)	—	(67)	(236)	—	(236)
Earnings (Loss) Before Income Taxes	$(21,627)	$255,856	$234,229	$280,030	$13,428	$293,459
(1)    Retail and International segment profit (loss) adjustments in the fourth quarter of fiscal 2025 were due to non-cash impairment charges. Net Unallocated Expense adjustments were comprised of non-recurring T&M initiative costs, corporate restructuring plan charges, and a favorable litigation settlement.
(2)    Net Unallocated Expense adjustments in the fourth quarter of fiscal 2024 were comprised of non-recurring T&M initiative costs and the gain on the sale of Hormel Health Labs.

	Fiscal Year Ended
	October 26, 2025			October 27, 2024
In thousands	GAAP	Non-GAAP Adjustments(1)	Non-GAAP	GAAP	Non-GAAP Adjustments(2)	Non-GAAP
Segment Profit (Loss)
Retail	$425,245	$70,751	$495,995	$562,768	$—	$562,768
Foodservice	554,574	—	554,574	596,292	—	596,292
International	(80,418)	163,711	83,293	92,084	—	92,084
Total Segment Profit (Loss)	899,400	234,462	1,133,863	1,251,144	—	1,251,144
Net Unallocated Expense	235,519	(78,160)	157,359	215,304	(77,841)	137,463
Noncontrolling Interest	(433)	—	(433)	(407)	—	(407)
Earnings Before Income Taxes	$663,449	$312,622	$976,071	$1,035,434	$77,841	$1,113,275
(1)    Retail and International segment profit (loss) adjustments in fiscal 2025 were due to non-cash impairment charges. Net Unallocated Expense adjustments in fiscal 2025 were comprised of non-recurring T&M initiative costs, corporate restructuring plan charges, the loss on sale of Mountain Prairie, LLC, and litigation settlements.
(2)    Net Unallocated Expense adjustments in fiscal 2024 were comprised of non-recurring T&M initiative costs, litigation settlements, and the gain on the sale of Hormel Health Labs.

Forward-looking GAAP to Non-GAAP Measures

The information below reconciles the estimated fiscal 2026 GAAP measures to the corresponding estimated adjusted non-GAAP measures.

Fiscal 2026 Outlook – Organic Net Sales (Non-GAAP)
To provide a clearer comparison of past and present net sales performance, the Company has adjusted its fiscal 2025 net sales to exclude the impact of the anticipated sale of the Justin's® branded business, a transaction that is expected to close in the first quarter of fiscal 2026.

In billions	Fiscal 2026 Outlook			2025 Results	Change
Net Sales (GAAP)	$12.2	-	$12.5	$12.1	1%	-	3%
Divestitures	—	-	—	(0.1)
Organic Net Sales (Non-GAAP)	$12.2	-	$12.5	$12.0	1%	-	4%

Fiscal 2026 Outlook – Adjusted Operating Income (Non-GAAP)
The Company's fiscal 2026 outlook for adjusted operating income is a non-GAAP measure that excludes items impacting comparability.

In fiscal 2026, the Company expects:
•Operating income (GAAP) in the range of $956 million to $1,030 million
•Adjustments for the T&M initiative of $43 million to $49 million
•Adjustments for corporate restructuring plan-related charges of $9 million to $12 million
•Adjustments related to other(1) non-recurring items of $36 million to $42 million

Resulting in an adjusted operating income range (non-GAAP) of $1,059 million to $1,118 million.

Fiscal 2026 Outlook – Adjusted Diluted Earnings per Share (Non-GAAP)
The Company's fiscal 2026 outlook for adjusted diluted earnings per share is a non-GAAP measure that excludes items impacting comparability.

In fiscal 2026, the Company expects:
•Diluted earnings per share (GAAP) in the range of $1.29 to $1.39
•Adjustments for the T&M initiative of $0.06 to $0.07
•Adjustments for corporate restructuring plan-related charges of $0.01
•Adjustments related to other(1) non-recurring items of $0.05 to $0.06

Resulting in an adjusted diluted earnings per share range (non-GAAP) of $1.43 to $1.51.

(1)    Includes estimated one-time consulting expenses related to a former executive officer and estimated non-recurring impacts related to the anticipated sale of the Justin’s® branded business.